                                                                  Exhibit 10.13


                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of February 2, 1999, is made and entered by and between Scottish Annuity & Life Holdings, Ltd., a Cayman Islands company (the "Company"), and Peter W. Presperin (the "Executive").

                                   WITNESSETH:
                                   ----------

                  WHEREAS, the Executive has agreed to serve as Senior Vice President-Chief Financial Officer and Secretary of the Company and is expected to make major contributions to the short- and long-term profitability, growth and financial strength of the Company; and

                  WHEREAS, the Company wishes to employ the Executive and the Executive is willing to be employed by the Company, both on the terms and subject to the conditions set forth in this Agreement.

                  NOW, THEREFORE, the Company and the Executive agree as follows:

         1. Certain Defined Terms. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

                  (a) "Base Pay" means the Executive's annual base salary rate as in effect from time to time, as set forth in Section 5(a).

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Cause" means that the Executive shall have committed any of the following:

                            (i) an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company or any Subsidiary;

                            (ii) intentional wrongful damage to any material property of the Company or any Subsidiary;

                            (iii) intentional wrongful disclosure of secret processes or confidential information of the Company or any Subsidiary; or

                            (iv) conviction of a felony or other crime involving moral turpitude; and any such act shall have been materially harmful to the Company. For purposes of this Agreement, no act or failure to act on the part of the Executive shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done or omitted to be done by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the Board then in office at a meeting of the Board called and held for such purpose, after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel (if the Executive chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, the Executive had committed an act constituting "Cause" as herein defined and specifying the particulars thereof in detail. Nothing herein will limit the right of the Executive or his beneficiaries to contest the validity or propriety of any such determination.

                  (d) "Change in Control" means the occurrence of any of the following events:

                           (i) the Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Ordinary Shares immediately prior to such transaction;

                           (ii) the Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Ordinary Shares immediately prior to such sale or transfer;

                           (iii) the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                           (iv) if during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each Director first elected during such period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of any such period.

         Notwithstanding the foregoing provisions of Paragraph (iii) above, a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement (i) solely because (A) the Company; (B) a Subsidiary; or (C) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D,

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

          Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Act, disclosing beneficial ownership by it of shares, or because the Company reports that a change of control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership; or
          (ii) solely because of a change in control of any Subsidiary other than Scottish Life Assurance (Cayman) Ltd.

                  (e) "Competitive Activity" means the Executive's participation, without the written consent of an officer of the Company, in the management of any business enterprise if such enterprise engages in substantial and direct competition with the Company. "Competitive Activity" will not include the mere ownership of securities in any such enterprise and the exercise of rights appurtenant thereto.

                  (f) "Employee Benefits" means the perquisites, benefits and service credit for benefits as provided under any and all employee retirement income and welfare benefit policies, plans, programs or arrangements in which senior officers of the Company are entitled to participate, including without limitation any stock option, performance share, performance unit, stock purchase, stock appreciation, savings, pension, supplemental executive retirement, or other retirement income or welfare benefit, deferred compensation, incentive compensation, group or other life, health, medical/hospital or other insurance (whether funded by actual insurance or self-insured by the Company or a Subsidiary), disability, salary continuation, expense reimbursement and other employee benefit policies, plans, programs or arrangements that may now exist or may be adopted hereafter by the Company or a Subsidiary.

                  (g) "Incentive Pay" means an annual bonus, incentive or other payment of compensation, in addition to Base Pay, made or to be made in regard to services rendered in any year or other period pursuant to any bonus, incentive, profit-sharing, performance, discretionary pay or similar agreement, policy, plan, program or arrangement (whether or not funded) of the Company or a Subsidiary, or any successor thereto.

                  (h) "Ordinary Shares" means the ordinary shares, par value $.01 per share, of the Company.

                  (i) "Retirement Plans" means the retirement income, supplemental executive retirement, excess benefits and retiree medical, life and similar benefit plans providing retirement perquisites, benefits and service credit for benefits for senior officers of the Company now existing or hereafter adopted.

                  (j) "Subsidiary" means an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock.

                  (k) "Term" means the period commencing as of the date of this Agreement and expiring on the third anniversary of this Agreement; provided, however, that commencing on the third anniversary of the date of this Agreement and each anniversary thereafter, the term of this Agreement will automatically be extended for an additional one year unless, not later than 90


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

days before any such anniversary date, the Company or the Executive shall have given written notice that it or the Executive, as the case may be, does not wish to have the Term extended.

                  (l) "Termination Date" means the date on which the Executive's employment is terminated (the effective date of which shall be the date of termination, or such other date that may be specified by the Executive if the termination is pursuant to Section 6(b)).

                  (m) "Voting Stock" means securities entitled to vote generally in the election of directors.

         2. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed with the Company for the Term, upon the terms and conditions herein set forth.

         3.       Positions and Duties.

                  (a) During the Term, the Executive will serve in the position of Senior Vice President-Chief Financial Officer and Secretary of the Company, or such other position as may be agreed upon by the Company and the Executive, and will have such duties, functions, responsibilities and authority as are (i) consistent with the Executive's position as the Company's Senior Vice President-Chief Financial Officer and Secretary; or (ii) assigned to his office in the Company's bylaws; or (iii) reasonably assigned to him by the Board. The Executive will report directly to the Chief Executive Officer of the Company.

                  (b) During the Term, the Executive will be the Company's full-time employee and, except as may otherwise be approved in advance in writing by the Board, and except during vacation periods and reasonable periods of absence due to sickness, personal injury or other disability, the Executive will devote substantially all of his business time and attention to the performance of his duties to the Company. Notwithstanding the foregoing, the Executive may (i) subject to the approval of the Board, serve as a director of a company, provided such service does not constitute a Competitive Act, (ii) serve as an officer, director or otherwise participate in purely educational, welfare, social, religious and civic organizations, (iii) serve as an officer, director or trustee of, or otherwise participate in, any organizations and activities with respect to which the Executive's participation was disclosed to the Company in writing prior to the date hereof, and (iv) manage personal and family investments.

         4. Place of Performance. In connection with his employment during the Term, unless otherwise agreed by the Executive, the Executive will be based at the Company's principal executive offices in the Cayman Islands. The Executive will undertake normal business travel on behalf of the Company. The Executive shall not be required to relocate his family to the Cayman Islands.

         5. Compensation and Related Matters.

                    (a) Annual Base Salary. During the Term, the Company will pay to the Executive an annual base salary of not less than US $250,000, which annual base salary may be



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increased (but not decreased) from time to time by the Board (or a duly authorized committee thereof) in its sole discretion, payable at the times and in the manner consistent with the Company's general policies regarding compensation of executive employees. The Board may from time to time authorize such additional compensation to the Executive, in cash or in property, as the Board may determine in its sole discretion to be appropriate.

                  (b) Annual Incentive Compensation. If the Board (or a duly authorized committee thereof) authorizes any cash incentive compensation or approves any other management incentive program or arrangement, the Executive will be eligible to participate in such plan, program or arrangement under the general terms and conditions applicable to executive and management employees. The annual cash incentive compensation paid to the Executive will be paid in accordance with the Company's annual incentive compensation plan. Nothing in this Section 5(b) will guarantee to the Executive any specific amount of incentive compensation, or prevent the Board (or a duly authorized committee thereof) from establishing performance goals and compensation targets applicable only to the Executive.

                  (c) Retirement Account. During the Term, the Company shall fund a retirement account for the Executive in an amount not less than 10% of Executive's Base Pay for each year during the Term. The Company shall provide for the Executive and his dependents medical and health care benefits standard for executive officers of the Company.

                  (d) Executive Benefits. In addition to the compensation described in Section (a) and (b), the Company will make available to the Executive and his eligible dependents, subject to the terms and conditions of the applicable plans, including without limitation the eligibility rules, participation in all Company-sponsored employee benefit plans including all employee retirement income and welfare benefit policies, plans, programs or arrangements in which senior executives of the Company participate, including any stock option, stock purchase, stock appreciation, savings, pension, supplemental executive retirement or other retirement income or welfare benefit, disability, salary continuation, and any other deferred compensation, incentive compensation, group and/or executive life, health, medical/hospital or other insurance (whether funded by actual insurance or self-insured by the Company), expense reimbursement or other employee benefit policies, plans, programs or arrangements, including, without limitation, financial counseling services or any equivalent successor policies, plans, programs or arrangements that may now exist or be adopted hereafter by the Company.

                  (e) Expenses. The Company will promptly reimburse the Executive for all business expenses the Executive incurs in order to perform his duties to the Company under this Agreement in a manner commensurate with the Executive's position and level of responsibility with the Company, and in accordance with the Company's policy regarding substantiation of expenses.

                  (f) Options. The Company shall grant Executive, upon the execution of this Agreement, an option ("Option") to purchase up to 300,000 Ordinary Shares of the Company, such Option to be exercisable at the per share price equal to $15.00 per share and to be governed by the option agreement, a form of which is attached hereto as Exhibit A.

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

                  (g) Sign-up Bonus. Upon execution of this Agreement, the Company shall pay the Executive a sign-up bonus in the amount of $100,000.00, payable in shares of the Company's Ordinary Shares at a per share price of $12.50.

         6.       Termination Following the Date of this Agreement.

                  (a) The Executive's employment may be terminated by the Company during the Term and the Executive shall be entitled to the severance compensation provided by Section 7 unless such termination is the result of the occurrence of one or more of the following events:

                           (i)      The Executive's death;

                           (ii) If the Executive becomes permanently disabled within the meaning of, and begins actually to receive disability benefits pursuant to, the long-term disability plan in effect for, or applicable to, the Executive; or

                           (iii) Cause.

If, during the Term, the Executive's employment is terminated by the Company or any Subsidiary other than pursuant to Section 6(a)(i), 6(a)(ii) or 6(a)(iii), the Executive will be entitled to the benefits provided by Section 7 hereof.

                  (b) The Executive may terminate employment with the Company during the Term with the right to severance compensation as provided in Section 7 upon the occurrence of one or more of the following events (regardless of whether any other reason, other than Cause as hereinabove provided, for such termination exists or has occurred, including without limitation other employment):

                             (i)  Failure to elect or reelect or otherwise to
maintain the Executive in the office or the position, or a substantially equivalent office or position, of or with the Company (or any successor thereto by operation of law of or otherwise), which the Executive held pursuant to, and upon the date of, this Agreement.

                             (ii) (A) A significant adverse change in the nature
or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company which the Executive held pursuant to, and upon the date of, this Agreement, (B) a reduction in the aggregate of the Executive's Base Pay received from the Company and any Subsidiary, or (C) the termination or denial of the Executive's rights to Employee Benefits or a reduction in the scope or value thereof, unless such reduction is applicable to all employees of the Company on a pro rata basis, any of which is not remedied by the Company within 30 calendar days after receipt by the Company of written notice from the Executive of such change, reduction or termination, as the case may be;

                             (iii) A determination by the Executive (which
determination will be conclusive and binding upon the parties hereto provided it has been made in good faith and in all

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

events will be presumed to have been made in good faith unless otherwise shown by the Company by clear and convincing evidence) that a change in circumstances has occurred following this Agreement, including, without limitation, a change in the scope of the business or other activities for which the Executive was responsible pursuant to, and upon the date of, this Agreement, which has rendered the Executive substantially unable to carry out, has substantially hindered the Executive's performance of, or has caused the Executive to suffer a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position held by the Executive pursuant to, and upon the date of, this Agreement, which situation is not remedied within 30 calendar days after written notice to the Company from the Executive of such determination;

                           (iv)     The liquidation, dissolution, merger,
consolidation or reorganization of the Company or transfer of all or substantially all of its business and/or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization, transfer or otherwise) to which all or substantially all of its business and/or assets have been transferred (by operation of law or otherwise) assumed all duties and obligations of the Company under this Agreement pursuant to Section 12(a);

                           (v)      The Company relocates its principal
executive offices (if such offices are the principal location of Executive's work), or requires the Executive to have his principal location of work changed, to any location that, in either case, is other than the Cayman Islands, without his prior written consent;

                           (vi)     A Change in Control has occurred and
Executive, within one year thereafter, gives the notice of termination of his employment with the Company contemplated in this Schedule 6(b); or

                           (vii)    Without limiting the generality or effect of
the foregoing, any material breach of this Agreement by the Company or any successor thereto which is not remedied by the Company within 30 calendar days after receipt by the Company of written notice from the Executive of such breach.

                  (c) A termination by the Company pursuant to Section 6(a) or by the Executive pursuant to Section 6(b) will not affect any rights that the Executive may have pursuant to any agreement, policy, plan, program or arrangement of the Company or any Subsidiary providing Employee Benefits, which rights shall be governed by the terms thereof.

         7.       Severance Compensation.

                  (a) If the Company shall terminate the Executive's employment during the Term other than pursuant to Section 6(a)(i), 6(a)(ii) or 6(a)(iii), if the Executive shall terminate his employment pursuant to Section 6(b), or if the Company shall give Executive written notice not later than 90 days prior to the third anniversary or any subsequent anniversary of this Agreement of non-renewal of this Agreement, the Company shall pay to the Executive the amount specified herein upon the later of (i) five business days after the Termination Date or date of expiration of this Agreement, as the case may be, and (ii) the effective date of a release

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

executed by the Executive and the Company in the form attached hereto as Exhibit
B. In lieu of any further payments to the Executive for periods subsequent to the Termination Date or such expiration date, the Company shall make a lump sum payment (the "Severance Payment"), in an amount equal to 100% of the sum of (1) the greater of (A) any amounts of Base Pay relating to the first three years of the Term not paid prior to the Termination Date, and (B) an amount equal to the aggregate annual Base Pay (at the highest rate in effect for any year prior to the Termination Date), (2) the aggregate Incentive Pay (based upon the greatest amount of Incentive Pay paid or payable to the Executive for any year prior to the Termination Date), and (3) the aggregate sum of the reasonable transportation expenses for relocating Executive and his immediate family to the United States.

                  (b) There shall be no right of set-off or counterclaim in respect of any claim, debt or obligation against any payment to or benefit for the Executive provided for in this Agreement.

                  (c) Without limiting the rights of the Executive at law or in equity, if the Company fails to make any payment required to be made hereunder on a timely basis, the Company shall pay interest on the amount thereof at an annualized rate of interest equal to the then-applicable interest rate prescribed by the Pension Benefit Guarantee Corporation for benefit valuations in connection with non-multiemployer pension plan terminations assuming the immediate commencement of benefit payments.

         8. No Mitigation Obligation. The Company hereby acknowledges that it will be difficult and may be impossible for the Executive to find reasonably comparable employment following the Termination Date and that the non-competition covenant in Section 9 will further limit the employment opportunities for the Executive. In addition, the Company acknowledges that its severance pay plans applicable in general to its salaried employees do not provide for mitigation, offset or reduction of any severance payment received thereunder. Accordingly, the payment of the severance compensation by the Company to the Executive in accordance with the terms of this Agreement is hereby acknowledged by the Company to be reasonable, and the Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise.

         9.       Competitive Activity; Confidentiality; Nonsolicitation.

                  (a) The Executive acknowledges that during the course of his employment with the Company the Executive will learn business information valuable to the Company and will form substantial business relationships with the Company's clients. To protect the Company's legitimate business interests in preserving its valuable confidential business information and client relationships, the Executive shall not without the prior written consent of the Company, which consent shall not be unreasonably withheld, (i) engage in any Competitive Activity during the Term and (ii) if the Executive shall have received or shall be receiving benefits under Section 7, engage in any Competitive Activity for a period ending on the first anniversary of the Termination Date or date of expiration of this Agreement, as the case may be.


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

                  (b) During the Term, the Company agrees that it will disclose to Executive its confidential or proprietary information (as defined in this Section 9(b)) to the extent necessary for Executive to carry out his obligations to the Company. The Executive hereby acknowledges the Company has a legitimate business interest in protecting its confidential and proprietary information and hereby covenants and agrees that he will not, without the prior written consent of the Company, during the Term or thereafter (i) disclose to any person not employed by the Company, or use in connection with engaging in competition with the Company, any confidential or proprietary information of the Company or (ii) remove, copy or retain in his possession any Company files or records. For purposes of this Agreement, the term "confidential or proprietary information" will include all information of any nature and in any form that is owned by the Company and that is not publicly available (other than by Executive's breach of this Section 9(b)) or generally known to persons engaged in businesses similar or related to those of the Company. Confidential or proprietary information will include, without limitation, the Company's financial matters, customers, employees, industry contracts, strategic business plans, product development (or other proprietary product data), marketing plans, and all other secrets and all other information of a confidential or proprietary nature. For purposes of the preceding two sentences, the term "Company" will also include any Subsidiary (collectively, the "Restricted Group"). The foregoing obligations imposed by this Section 9(b) will not apply (i) during the Term, in the course of the business of and for the benefit of the Company, (ii) if such confidential or proprietary information will have become, through no fault of the Executive, generally known to the public or (iii) if the Executive is required by law to make disclosure (after giving the Company notice and an opportunity to contest such requirement).

                  (c) The Executive hereby covenants and agrees that during the Term and for one year thereafter Executive will not, without the prior written consent of the Company, which consent shall not unreasonably be withheld, on behalf of Executive or on behalf of any person, firm or company, directly or indirectly, attempt to influence, persuade or induce, or assist any other person in so persuading or inducing, any employee of the Restricted Group to give up employment or a business relationship with the Restricted Group.

                  (d) The Executive agrees that on or before the Termination Date the Executive shall return all Company property, including without limitation all credit, identification and similar cards, keys and documents, books, records and office equipment. The Executive agrees that he shall abide by, through the Termination Date, the Company's policies and procedures for worldwide business conduct.

         10. Legal Fees and Expenses. It is the intent of the Company that the Executive not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of Executive's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive the benefits provided or intended to be


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

provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of Executive's choice, at the expense of the Company as hereafter provided, to advise and represent the Executive in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Without respect to whether the Executive prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred by the Executive in connection with any of the foregoing.

         11. Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any applicable law, regulation or ruling.

         12.      Successors and Binding Agreement.

                  (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

                  (b) This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

                  (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 12(a) and 12(b). Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 12(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

         13. Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five

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

business days after having been mailed by, or three business days after having been sent by an internationally recognized overnight courier service such as FedEx or UPS, addressed to the Company (to the attention of the Chief Executive Officer of the Company) at its principal executive office and to the Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         14. Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the Cayman Islands, British West Indies, without giving effect to the principles of conflict of laws.

         15. Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

         16. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. References to Sections are to references to Sections of this Agreement.

         17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

         18. Entire Agreement. This Agreement sets forth the entire understanding between the Company and the Executive, and all oral or written agreements or representations, express or implied, with respect to the subject matter of this Agreement are set forth in this Agreement. All prior employment agreements, understandings and obligations (whether written, oral, express or implied) between the Company and the Executive are, without further action, terminated as of the date of this Agreement and are superseded by this Agreement.


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

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.



                              /s/ Peter W. Presperin
                              -------------------------------------------------
                              Peter W. Presperin



                                   SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.



                                   By: /s/ Michael C. French
                                   --------------------------------------------
                                   Name:  Michael C. French
                                   Title: President and Chief Executive Officer


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